EXHIBIT 32
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     In connection with the Quarterly  Report of Digital  Development  Partners,
Inc. (the "Company") on Form 10-Q for the period ending March 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), Jack Jie Qin, the Principal Executive Officer of the Company, and William E. Sluss the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


May 12, 2011                         By:/s/ Jack Jie Qin
                                        ------------------------------------
                                        Jack Jie Qin, Principal Executive
                                        Officer


May 12, 2011                         By:/s/ William E. Sluss
                                        -------------------------------------
                                        William E. Sluss, Principal Financial
                                        Officer
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